5

                              EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT (hereinafter the "Agreement"), effective this 1st day of January, 1998 by and between PPD Pharmaco, Inc., a Texas corporation with its principal office at 3151 Seventeenth Street Extension, Wilmington, North Carolina 28412 (hereinafter "PPD Pharmaco"), and Mark A. Sirgo (hereinafter "Employee").

                                    RECITALS:

                  A. Employee desires employment upon the terms and conditions herein stated.

                  B. PPD Pharmaco desires to employ Employee upon the terms and conditions herein stated.

                  C. Employee and PPD Pharmaco desire to embody in writing the terms and conditions of such employment in this Agreement.

                  NOW, THEREFORE, in consideration of the mutual promises, covenants and considerations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  1. Employment. PPD Pharmaco hereby employs Employee and Employee hereby accepts such employment on a full time basis as Senior Vice President-Business Development upon the terms and conditions hereinafter set forth.

                  2. Term. The term of this Agreement shall be for one year, beginning January 1, 1998, and ending December 31, 1998 unless sooner terminated as provided herein. Thereafter, this Agreement shall be automatically renewed for successive one-year terms upon the terms and conditions herein set forth except for (a) salary adjustments as provided for in paragraph 9 below and (b) new bonus plans as provided in paragraph 3 below, unless either party gives notice as herein provided to the other of said party's intent not renew this Agreement not less than 60 days prior to the expiration of the one-year term then in effect.

                  3. Salary. For all services rendered by Employee under this Agreement, PPD Pharmaco shall pay Employee an annual base salary of $180,000 for the initial one-year term hereof. In addition, during the initial one-year term of this Agreement Employee shall be entitled to a Quarterly Bonus if the Businesses (as hereinafter defined) attain a certain level of Authorizations for the applicable quarter, as set forth in Appendix I attached. Each Quarterly Bonus to which Employee is entitled shall be paid within thirty (30) days after its determination. A new bonus plan shall be

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agreed upon by Employee and PPD Pharmaco for each one-year renewal term of this agreement.

                  4. Duties. Employee shall have overall responsibility for business development of (a) the Company and all of its subsidiaries (except Pharmaco Investments, Inc.), (b) Pharmaco International Ltd. and (c) Leicester Clinical Research Centre Ltd. (collectively, the "Businesses"). Employee's duties shall include but not be limited to supervision of the Businesses' sales and bids and contracts divisions. Employee shall carry out his duties and responsibilities under the general supervision of Chief Operating Officer of Pharmaceutical Product Development, Inc. ("PPD"). Employee shall undertake such travel as may be required to perform the duties prescribed herein. During the term of this Agreement, Employee shall devote substantially all of his working time, attention and energies to the business of PPD Pharmaco.

                  5. Working Facilities. PPD Pharmaco shall furnish Employee with office space, equipment, technical, secretarial and clerical assistance and such other facilities, services, support and supplies as may be reasonably needed to perform the duties herein prescribed in an efficient and professional manner, including a car phone, home personal computer, printer and fax machine.

                  6. Non-Compete. During the term of this Agreement, Employee hereby agrees that he shall not (a) become an officer, employee, director, agent, representative, member, associate or consultant of or to a corporation, partnership or other business entity or person, (b) directly or indirectly acquire a proprietary interest in a corporation, partnership or other business entity or person, or (c) directly or indirectly own any stock in a corporation (other than a publicly traded corporation of which Employee owns less than five percent (5%) of the outstanding stock) which is engaged in the business of managing clinical research programs for pharmaceutical and medical products or in any other business which is developed by PPD Pharmaco during the term of this Agreement anywhere in the United States (whether or not such business is physically located within the United States). The parties agree that the business and operations of PPD Pharmaco are national in scope. For that reason, the parties agree that a geographical limitation on the foregoing covenant is not appropriate.

                  7. Termination. Notwithstanding any other provision of this Agreement, PPD Pharmaco may terminate Employee's employment hereunder upon the occurrence of any of the following events:

                           a. Death of Employee.

                           b. A determination by the Chief Executive Officer and
the President and Chief Operating Officer of PPD, acting in good faith but made in their sole discretion, that Employee has failed to substantially perform his duties under this Agreement.


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

                           c. A determination by the Chief Executive Officer and
the President and Chief Operating Officer of PPD, acting in good faith but made in their sole discretion, that Employee (i) has become physically or mentally incapacitated and is unable to perform his duties under this Agreement as a result of such disability, which inability continues for a period of sixty (60) consecutive calendar days, (ii) has breached any of the material terms of this Agreement, including failure to meet Quarterly Targets set forth in Appendix I attached, (iii) has demonstrated gross negligence or willful misconduct in the execution of his duties, or (iv) has been convicted of a felony.

                  8. Disclosure of Information. As a condition of employment hereunder, Employee will execute as of the date of this Agreement that certain Proprietary and Inventions Agreement attached hereto as Exhibit A and incorporated herein by reference.

                  9. Benefits. During the term thereof, Employee shall be entitled to participate in all benefits provided by PPD Pharmaco to its employees generally, including but not limited to health insurance, disability insurance and retirement plans, all of which are currently provided to employees of PPD Pharmaco, subject to the eligibility requirements of any plan(s) establishing same. Employee shall be subject to PPD Pharmaco's policies applicable to other executive employees of PPD Pharmaco with respect to periodic reviews and increases in salary, and shall be considered for and eligible to participate in benefits, if any, provided generally by PPD Pharmaco to its executive employees, including but not limited to issuance of stock options, cash bonuses, etc., to the extent such bonuses, etc., are not otherwise provided for herein in connection with Employee's duties and performance as an executive employee. Employee shall be entitled to six weeks paid vacation during each one-year term hereof.

                  10. Expenses. PPD Pharmaco shall pay all expenses of Employee which are directly related to Employee's duties hereunder. In addition, PPD Pharmaco will pay for a dining club membership, health club membership and annual professional dues not to exceed $1,500 a year.

                  11. Remedies. In the event of Employee's actual or threatened breach of the provisions of paragraph 6 of this Agreement, PPD Pharmaco shall be entitled to a temporary restraining order and/or permanent injunction restraining Employee from such breach. Nothing herein shall be construed as preventing PPD Pharmaco from pursuing any other available remedies for such breach or threatened breach, including recovery of damages from Employee and from any corporation, partnership or other business entity or person with which the Employee has entered or attempted to enter into a relationship.

                  12. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be altered or amended except by agreement in writing signed by the parties.


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                  13. Waiver of Breach. Waiver by either party of a breach of any provision of this Agreement by the other party shall not operate as a waiver of any subsequent breach by the other party. No waiver shall be valid unless in writing and signed by the party against whom the waiver is sought.

                  14. Severability. If any portion of this Agreement shall be declared invalid by a court of competent jurisdiction, the remaining portion shall continue in full force and effect as if this Agreement has been executed with the invalid portion eliminated and this Agreement shall be so construed.

                  15. Benefit. This Agreement shall inure to the benefit of and be binding upon PPD Pharmaco, its successors and assigns, and Employee, his heirs, successors, assigns and personal representatives.

                  16. Applicable Law. This Agreement shall be governed by the laws of the State of North Carolina.

                  17. Assignment. Neither party hereto may assign said party's rights or obligations hereunder without the prior written consent of the other.

                  18. Notice. Any notice required or permitted hereunder shall be delivered in person or mailed certified mail, return receipt requested, if to PPD Pharmaco at PPD Pharmaco's principal office in Wilmington, North Carolina at the address hereinabove set forth, and if to Employee at PPD Pharmaco's principal office in Morrisville, North Carolina, or to his last known home address, and shall be deemed received when actually received. Any notice from Employee to PPD Pharmaco shall be addressed to the Chief Executive Officer and to the President and Chief Operating Officer of PPD, with a copy to the General Counsel of PPD. Either party hereto may change the notice address provided for herein upon ten (10) days prior written notice to the other in the manner prescribed herein.

                  19. Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, including but not limited to any breach of this Agreement, or its existence, validity, interpretation, performance or non-performance, or damages hereunder, including claims in tort, shall be decided by a single neutral arbitrator in Wilmington, North Carolina in binding arbitration pursuant to the commercial Arbitration Rules of the American Arbitration Association then in effect. The parties to any such arbitration shall be limited to the parties to this Agreement or any successor thereof. The arbitration shall be conducted in accordance with the procedural laws of the United States Federal Arbitration Act, as amended. The written decision of the arbitrator shall be final and binding, and may be entered and enforced in any court of competent jurisdiction and each party specifically acknowledges and agrees to waive any right to a jury trial in any such forum. Each party to the arbitration shall pay its fees and expenses, unless otherwise determined by the arbitrator.

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

                  20. Amendment; Modification. No amendment or modification of this Agreement and no waiver by any party of the breach of any covenant contained herein shall be binding unless executed in writing by party against whom enforcement of such amendment, modification or waiver is sought.

                  21. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same Agreement.

                  22. Descriptive Headings: Interpretation. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.


                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first hereinabove set forth.


                                            PPD PHARMACO, INC.



                                            By: /s/ Fred N. Eshelman
                                               --------------------------------
                                            Name: Fred N. Eshelman
                                                  -----------------------------
                                            Title: Chief Executive Officer
                                                   ----------------------------



                                             /s/ Mark A. Sirgo
                                            -----------------------------(SEAL)
                                            Mark A. Sirgo

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                                   APPENDIX I


A. Definitions

         "Authorizations" means that portion of the face amount of all client contracts and amendments thereto, letters of intent and client verbal commitments included in backlog for the Businessess in 1998. Authorizations attained by the Businesses for each quarter shall be determined by PPD's Finance Department, acting in good faith after consultation with appropriate senior representatives of the Company's Global Business Development and Global Operations divisions, but in its sole discretion.

         "Quarterly Bonus" means the bonus to be paid to Employee based upon the Quarterly Target attained by the Businesses for the applicable quarter.

         "Quarterly Target" means the level of Authorizations attained by the Businesses for the applicable quarter which entitles Employee to a Quarterly Bonus.

B.       Quarterly Bonus Schedule

1.       Q1 '98 (January 1, 1998-March 31, 1998)

Quarterly Target(1)                          Quarterly Bonus
-------------------                          ---------------

At least 73,842 but less than 77,945             $ 6,250.00
At least 77,945 but less than 82,047              12,500.00
At least 82,047 but less than 86,149              18,750.00
At least 86,149 but less than 90,252              22,500.00
At least 90,252 but less than 94,354              25,000.00
At least 94,354 but less than 98,456              31,250.00
At least 98,456 but less than 102,559             37,500.00
102,559 or more                                   43,750.00


2.       Q2 '98 (April 1, 1998-June 30, 1998)


Quarterly Target(1)                          Quarterly Bonus
-------------------                          ---------------

At least 80,332 but less than 84,795             $ 6,250.00
At least 84,795 but less than 89,258              12,500.00
At least 89,258 but less than 93,721              18,750.00
At least 93,721 but less than 98,184              22,500.00
At least 98,184 but less than 102,647             25,000.00
At least 102,647 but less than 107,110            31,250.00
At least 107,110 but less than 111,573            37,500.00
111,573 or more                                   43,750.00

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3.       Q3 '98 (July 1, 1998-September 30, 1998)


Quarterly Target(1)                          Quarterly Bonus
-------------------                          ---------------

At least 87,229 but less than 92,075             $ 6,250.00
At least 92,075 but less than 96,921              12,500.00
At least 96,921 but less than 101,767             18,750.00
At least 101,767 but less than 106,613            22,500.00
At least 106,613 but less than 111,459            25,000.00
At least 111,459 but less than 116,305            31,250.00
At least 116,305 but less than 121,151            37,500.00
121,151 or more                                   43,750.00


4.       Q4 '98 (October 1, 1998-December 31, 1998)


Quarterly Target(1)                          Quarterly Bonus
-------------------                          ---------------

At least 94,657 but less than 99,915             $ 6,250.00
At least 99,915 but less than 105,174             12,500.00
At least 105,174 but less than 110,433            18,750.00
At least 110,433 but less than 115,691            22,500.00
At least 115,691 but less than 120,950            25,000.00
At least 120,950 but less than 126,209            31,250.00
At least 126,209 but less than 131,468            37,500.00
131,468 or more                                   43,750.00


(1) All Quarterly Target figures are expressed in thousands of dollars.

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